                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               TAUBMAN CENTERS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                [TAUBMAN LOGO]

                             TAUBMAN CENTERS, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                            TO BE HELD MAY 14, 1998

To the Shareholders of
Taubman Centers, Inc.

     The Annual Meeting of Shareholders of TAUBMAN CENTERS, INC. (the "Company") will be held on Thursday, May 14, 1998, at the Community House, 380 South Bates Street, Birmingham, Michigan, at 11:00 a.m., local time, for the following purposes:

          1. To elect three (3) directors to serve until the annual meeting of shareholders in 2001 and until their successors are elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998; and

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 10, 1998, as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement.

                                          By Order of the Board of Directors

                                          A. ALFRED TAUBMAN,
                                          Chairman of the Board

Bloomfield Hills, Michigan
March 31, 1998

     EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
  What is the purpose of the annual meeting?................      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      1
  How do I vote?............................................      1
  Can I change my vote after I return my Proxy?.............      1
  What are the Board's recommendations?.....................      2
  What vote is required to approve each item?...............      2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      2
  Section 16(a) Beneficial Ownership Reporting Compliance...      5
ITEM 1 -- ELECTION OF DIRECTORS.............................      5
  MANAGEMENT................................................      6
     Directors and Executive Officers.......................      6
     The Board of Directors and Committees..................      7
     Compensation of Directors..............................      8
     Certain Transactions...................................      8
  EXECUTIVE COMPENSATION....................................      9
     Summary Compensation Table.............................      9
     Senior Short Term Incentive Plan.......................     10
     Incentive Option Plan..................................     10
     Incentive Option Grants in 1997........................     11
     Aggregated Option Exercises During 1997 and Year-end
      Option Values.........................................     11
     Long-Term Performance Compensation Plan................     12
     Compensation Committee Report on Executive
      Compensation..........................................     12
     Shareholder Return Performance Graph...................     14
     Certain Employment Arrangements........................     14
ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................................     15
OTHER MATTERS...............................................     15
COSTS OF PROXY SOLICITATION.................................     15
ADDITIONAL INFORMATION......................................     16
  Presentation of Shareholder Proposals at 1999 Annual
     Meeting................................................     16
  Annual Report.............................................     16

                             TAUBMAN CENTERS, INC.
                       200 EAST LONG LAKE ROAD, SUITE 300
                                  P.O. BOX 200
                     BLOOMFIELD HILLS, MICHIGAN 48303-0200

                                PROXY STATEMENT

     This Proxy Statement contains information regarding the annual meeting of shareholders of Taubman Centers, Inc. (the "Company"), to be held at 11:00 a.m., local time, on Thursday, May 14, 1998, at the Community House, 380 South Bates, Birmingham, Michigan. The Company's Board of Directors is soliciting Proxies for use at the meeting and at any adjournment or postponement. The Company expects to mail this Proxy Statement on or about March 31, 1998.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, holders of the Company's Common Stock will act upon the matters outlined in the accompanying Notice of Meeting, including the election of three directors to serve three-year terms and the ratification of the Board's selection of the independent auditors. In addition, management will report on the performance of the Company and The Taubman Realty Group Limited Partnership (i.e., the entity through which the Company conducts its operations) during 1997 and will respond to questions from shareholders.

Who is entitled to vote?

     Only record holders of Common Stock at the close of business on the record date of March 10, 1998, are entitled to receive notice of the annual meeting and to vote those shares of Common Stock that they held on the record date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the annual meeting.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of electing directors and ratifying the Board's selection of auditors. The Board of Directors does not propose to conduct any other business at the annual meeting, and any other business would require the presence of two-thirds of the outstanding Common Stock. As of the record date, 50,759,657 shares of Common Stock were outstanding. If you hold your shares in "street name" through a broker or other nominee to whom you do not give specific voting instructions, your broker or nominee may not vote your shares. Such "broker non-votes" will nevertheless be counted for purposes of determining whether there is a quorum. Similarly, a Proxy marked "ABSTAIN" with respect to any matter will not be voted but will be counted as present.

How do I vote?

     If you complete and properly sign the accompanying Proxy and return it to the Company, it will be voted as you direct. If you attend the annual meeting, you may deliver your completed Proxy in person. If you own your shares through a broker or other nominee but want to vote your shares in person, you need to bring a copy of your brokerage statement (or comparable document) reflecting your Common Stock ownership as of the record date and check in at the registration desk at the meeting.

Can I change my vote after I return my Proxy?

     You may change your vote at any time before the Proxy is exercised by filing with the Secretary of the Company either a notice revoking the Proxy or a properly signed proxy that is dated later than the Proxy. If you attend the annual meeting, the proxies named in the enclosed Proxy will nevertheless have authority to vote your shares in accordance with your instructions on the Proxy unless you indicate at the meeting that you intend to vote your shares yourself.

What are the Board's recommendations?

     Unless you give different instructions on the Proxy, the persons named in the Proxy will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

          for election of the nominated slate of directors (see pages 5 - 8);
     and

          for ratification of Deloitte & Touche LLP as the Company's independent auditors for 1998 (see page 15).

With respect to any other matter that properly comes before the annual meeting, the persons named in the Proxy will vote as the Board recommends or, if the Board gives no recommendation, as they determine in their discretion.

What vote is required to approve each item?

     ELECTION OF DIRECTORS. Nominees who receive the most votes cast at the annual meeting will be elected as directors. The Board of Directors has nominated one individual for each of the three seats on the Board to be filled at the annual meeting. A properly signed Proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted for the director(s) so indicated, but it will be counted to determine whether there is a quorum.

     RATIFICATION OF AUDITORS. The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent auditors for 1998.

     OTHER MATTERS. If any other matter properly comes before the annual meeting, its resolution will be determined by the vote of two-thirds of the shares of Common Stock outstanding on the record date.

     EFFECT OF BROKER NON-VOTES AND ABSTENTIONS. Since the election of directors and the ratification of the Board's appointment of auditors will be determined by votes cast rather than by a percentage of the shares present, "broker non-votes" and abstentions will not affect the election of directors or the ratification of auditors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The Company owns a 38.4% managing partner's interest in The Taubman Realty Group Limited Partnership ("TRG"), through which the Company conducts all of its operations. TRG is a partnership that owns, develops, acquires, and operates regional shopping centers nationally. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and of partnership interests in TRG ("Units of Partnership Interest" or "Units") as of March 16, 1998. The Company has relied upon information supplied by its officers, directors, and certain shareholders and upon information contained in filings with the Securities and Exchange Commission or obtained from direct inquiries of certain beneficial holders.

                                                                                               PERCENTAGE
                                                                           UNITS OF           OWNERSHIP OF
                                                                          PARTNERSHIP           UNITS OF
   DIRECTORS, EXECUTIVE OFFICERS        NO. OF          PERCENT OF        INTEREST IN          PARTNERSHIP
        AND 5% SHAREHOLDERS             SHARES            SHARES              TRG            INTEREST IN TRG
   -----------------------------        ------          ----------        -----------        ---------------
A. Alfred Taubman..................      186,937(1)           *           24,049,838(2)           18.2%
Robert C. Larson...................    2,209,434(3)         4.2%           2,202,050(4)            1.7%
Robert S. Taubman..................    3,166,053(5)         5.9%           3,166,053(6)            2.3%
Richard B. McGlinn(7)..............       82,956(7)           *               82,956(8)              *
William S. Taubman.................      166,565(9)           *              166,565(10)             *
Lisa A. Payne......................            0              0                    0                 0
Graham Allison.....................        1,430              *                    0                 0
Claude M. Ballard..................       11,000              *                    0                 0
Allan J. Bloostein.................        5,000              *                    0                 0
Jerome A. Chazen...................       10,000              *                    0                 0
Thomas E. Dobrowski................            0              0                    0                 0
S. Parker Gilbert..................      130,000(11)          *                    0                 0
W. Allen Reed......................            0              0                    0                 0
GMPTS Limited Partnership(12)......    8,376,807           16.5%          50,025,713              37.8%
  767 Fifth Avenue
  New York, NY 10153
The Long-Term Investment Trust.....    5,270,868           10.4%                   0                 0
  c/o AT&T Investment Management
  Corporation
  One Oak Way, Room 3ED143
  Berkley Heights, NJ 07922
European Investors Inc.............    2,740,967            5.4%                   0                 0
  EII Realty Securities Inc.
  667 Madison Avenue, 16th Floor
  New York, New York 10021
Morgan Stanley, Dean Witter,
  Discover & Co....................    6,658,200(13)       13.1%                   0                 0
  Morgan Stanley Asset Management
  Inc.
  1585 Broadway
  New York, New York 10036
Stichtung Pensioenfonds ABP........    2,778,100            5.5%                   0                 0
  Oude Lindestraat 70
  P.O. Box 2889
  6401 DJ Heerlen, The Netherlands
Directors and Executive Officers as
  a Group..........................    5,969,348(14)       10.6%          29,667,462(14)          21.7%

---------------
  *  less than 1%

 (1) Consists of 100 shares of Common Stock owned by Mr. A. Alfred Taubman's revocable trust and 186,837 shares of Common Stock held by TRA Partners ("TRAP"). Mr. Taubman's trust is the managing general partner of TRAP and has the sole authority to vote and dispose of the Common Stock held by TRAP. Mr. Taubman disclaims any beneficial ownership of the Common Stock held by TRAP beyond his pecuniary interest in TRAP.

 (2) Consists of 9,875 Units of Partnership Interest held by Mr. Taubman's trust, 17,699,879 Units of Partnership Interest owned by TRAP, 11,011 Units of Partnership Interest owned by Taubman Realty Ventures ("TRV"), of which Mr. Taubman's trust is the managing general partner, and 1,975 Units of Partnership Interest held by Taub-Co Management, Inc. ("Taub-Co"). Because the sole holder of voting shares of Taub-Co is Taub-Co Holdings Limited Partnership, of which Mr. Taubman's trust is the managing general partner, Mr. Taubman may be deemed to be the beneficial owner of the Units of Partnership Interest held by Taub-Co. Mr. Taubman disclaims beneficial ownership of any Units held by Taub-Co beyond his pecuniary interest in Taub-Co. Also includes 6,327,098 Units of Partnership Interest owned by TG Partners Limited Partnership ("TG"). Because Mr. Taubman, through control of TRV's and TG's managing partner, has sole authority to vote and (subject to certain limitations) dispose of the Units of Partnership Interest held by TRV and TG, respectively, Mr. Taubman may be deemed to be the beneficial owner of all of the Units of Partnership Interest held by TRV and TG. Mr. Taubman disclaims beneficial ownership of any Units of Partnership Interest held by TRAP, TRV and TG beyond his pecuniary interest in TRAP, his pecuniary interest in TRV and his pecuniary interest in TG.

 (3) Mr. Larson currently owns 7,384 shares of Common Stock. Under TRG's 1992 Incentive Option Plan (the "Incentive Option Plan"), Mr. Larson has vested options ("Incentive Options") with respect to 1,040,209 Units of Partnership Interest and owns 1,161,841 Units of Partnership Interest, all of which are exchangeable for an equal number of shares of the Company's Common Stock pursuant to the terms of the Company's continuous exchange offer to certain partners in TRG and holders of TRG Incentive Options (the "Continuing Offer").

 (4) Includes 1,040,209 Units of Partnership Interest that Mr. Larson has the right to receive upon the exercise of vested Incentive Options. Excludes all Units of Partnership Interest owned by TG. Mr. Larson is a general partner of TG, but has no voting or dispositive control over TG's assets. Mr. Larson disclaims any beneficial ownership in the Units of Partnership Interest owned by TG beyond his pecuniary interest in TG.

 (5) Consists of shares that Mr. Robert S. Taubman has the right to receive under the Continuing Offer upon the exchange of 3,160,128 Units of Partnership Interest subject to vested but unexercised Incentive Options and 5,925 Units of Partnership Interest that Mr. Taubman currently owns. Excludes all shares of Common Stock held by TRAP. Mr. Taubman is a general partner of TRAP, but has no voting or dispositive control over TRAP's assets. Mr. Taubman disclaims any beneficial interest in the Common Stock held by TRAP beyond his pecuniary interest in TRAP.

 (6) Includes 3,160,128 Units of Partnership Interest that Mr. Taubman has the right to receive upon the exercise of vested Incentive Options. Excludes all Units of Partnership Interest owned by TRAP and all Units of Partnership Interest owned by TG. Mr. Taubman is a general partner of TRAP, but has no voting or dispositive control over TRAP's assets. Mr. Taubman is not a direct partner in TG. Mr. Taubman disclaims any beneficial ownership in the Units of Partnership Interest owned by TRAP and TG beyond his pecuniary interest in TRAP and his pecuniary interest in TG.

 (7) Mr. McGlinn retired from all positions with the Company as of January 2, 1998. Ownership consists of 82,956 shares that Mr. McGlinn has the right to receive under the Continuing Offer upon the exchange of an equal number of Units of Partnership Interest that are subject to vested but unexercised Incentive Options.

 (8) Consists of Units of Partnership Interest subject to vested Incentive Options held by Mr. McGlinn. The Units must be exchanged for shares of Common Stock under the Continuing Offer upon the exercise of the Incentive Options.

 (9) Consists of shares that Mr. William S. Taubman has the right to receive under the Continuing Offer upon the exchange of 160,640 Units of Partnership Interest subject to vested but unexercised Incentive Options and 5,925 Units of Partnership Interest that Mr. Taubman currently owns. Excludes all shares of Common Stock held by TRAP. Mr. Taubman is a general partner of TRAP, but has no voting or dispositive control over TRAP's assets. Mr. Taubman disclaims any beneficial interest in the Common Stock held by TRAP beyond his pecuniary interest in TRAP.

(10) Includes 160,640 Units of Partnership Interest subject to vested Incentive Options held by Mr. Taubman. Excludes all Units of Partnership Interest owned by TRAP and all Units of Partnership Interest owned by TG. Mr. Taubman is a general partner of TRAP but has no voting or dispositive control over TRAP's assets. Mr. Taubman is not a direct partner in TG. Mr. Taubman disclaims any beneficial ownership in the Units of Partnership Interest owned by TRAP and TG beyond his pecuniary interest in TRAP and his pecuniary interest in TG.

(11) Includes 80,000 shares held by The Gilbert 1996 Charitable Remainder Trust, an irrevocable trust of which Mr. Gilbert is a co-trustee. Mr. Gilbert disclaims any beneficial ownership of such shares beyond any deemed pecuniary interest as the result of his wife's current beneficial interest in the trust.

(12) Wholly-owned by two employee pension funds of General Motors Corporation (the "GM Trusts").

(13) Based on a Schedule 13G dated February 12, 1998, the shares are held for the accounts of the consolidated group's clients, no one of which owns five percent or more of the Company's Common Stock.

(14) See Notes 1 through 11 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("insiders") file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based on the Company's review of the Forms 3, 4, and 5 filed by the Company's directors and executive officers and representations made by them, no executive officer or director of the Company failed to file on a timely basis a Section 16(a) report of beneficial ownership that should have been filed during 1997.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors consists of 11 members divided into three approximately equal classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting. Three directors are to be elected at the annual meeting to serve until the annual meeting of shareholders in 2001 and until their respective successors have been elected and qualified. Each of the nominees is presently a member of the Board of Directors.

     Each of the nominees has consented to serve a three-year term. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the persons named as proxies in the accompanying Proxy will vote for the Board's substitute nominee. The directors standing for election are:

                                      NAME
                                     ------

                              Allan J. Bloostein
                               Jerome A. Chazen
                              S. Parker Gilbert

     Additional information regarding the nominees, the directors whose terms are not expiring, and management of the Company is contained under the caption "Management" below.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors consists of 11 members divided into three classes serving staggered three-year terms. Under the Company's Articles of Incorporation, at least five of the Company's directors must be "Independent" (i.e. not affiliated with A. Alfred Taubman or the GM Trusts). Officers of the Company serve at the pleasure of the Board.

     The directors and executive officers of the Company are as follows:

                NAME                     AGE                          TITLE                          TERM
                ----                     ---                          -----                          ----
A. Alfred Taubman....................    73     Chairman of the Board............................    1999
Robert C. Larson.....................    63     Vice Chairman of the Board.......................    1999
Robert S. Taubman....................    44     President, Chief Executive Officer, and
                                                Director.........................................    1999
Lisa A. Payne........................    39     Executive Vice President, Chief Financial
                                                Officer, and Director............................    1999
Graham T. Allison*...................    57     Director.........................................    2000
Claude M. Ballard*...................    68     Director.........................................    2000
Allan J. Bloostein**.................    68     Director.........................................    1998
Jerome A. Chazen**...................    71     Director.........................................    1998
Thomas E. Dobrowski..................    54     Director.........................................    2000
S. Parker Gilbert**..................    64     Director.........................................    1998
W. Allen Reed........................    50     Director.........................................    2000
William S. Taubman...................    39     Executive Vice President
Esther R. Blum.......................    43     Vice President, Controller, and Chief Accounting
                                                Officer

---------------
 * "Independent" director.

** "Independent" director and standing for election to a three-year term.

     A. Alfred Taubman is a private investor. He is the Chairman of the Board of the Company and the Chairman of The Taubman Company Limited Partnership (the "Manager"), which manages TRG's regional shopping center interests and provides corporate and other services to the Company. Mr. Taubman has been a director of the Company since its incorporation in 1973. He is the largest shareholder and Chairman of the Board of Sotheby's Holdings, Inc., the international art auction house. In addition, he serves as a member of the Board of Directors of Livent, Inc., a producer of theatrical productions. Mr. Taubman also serves as a director of Hollinger International, Inc., a publisher of English language newspapers.

     Robert C. Larson is the Vice Chairman of the Board of the Company, the Chairman of TRG's Partnership Committee, and until August 1994 served as the Vice Chairman of the Manager. Mr. Larson has been a director of the Company since 1992. Mr. Larson is a director of Lifestyle Furnishings International Ltd., a manufacturer and marketer of residential furniture and home furnishings fabrics. He is also a director of Bass Plc, a London-based international hotel, leisure retailing, and beverage firm. He is also a member of the Lazard Freres Real Estate Advisory Board, a Trustee and Vice President of the Urban Land Institute, and a director of the National Realty Committee.

     Robert S. Taubman is the President, Chief Executive Officer, Vice Chairman of TRG's Partnership Committee, Chairman of TRG's Executive Committee, and the President and Chief Executive Officer of the Manager. Mr. Taubman has been a director of the Company since 1992. He is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Bank, and a Trustee of the International Council of Shopping Centers and of the Urban Land Institute. Mr. Taubman is the son of A. Alfred Taubman and the brother of William S. Taubman.

     Lisa A. Payne became an Executive Vice President, the Chief Financial Officer, and a director of the Company in 1997, when she also became an Executive Vice President and the Chief Financial Officer of the

Manager. From 1986 until 1996, Ms. Payne held various positions with Goldman, Sachs & Co., most recently as a vice president of its real estate department.

     William S. Taubman is an Executive Vice President of the Company and the Manager. He has held various executive positions with the Manager since prior to 1993. He is also a director of the Detroit Institute of Arts. Mr. Taubman is the son of A. Alfred Taubman and the brother of Robert S. Taubman.

     Esther R. Blum became Vice President, Controller and Chief Accounting Officer of the Company in January 1998. She serves the Manager in a similar capacity. Between 1992 and 1997, Ms. Blum served as the Manager's Vice President of Financial Reporting. Ms. Blum has been with the Manager since 1986. Prior to 1986, she was an audit manager at Deloitte & Touche LLP.

     Graham T. Allison is a professor at Harvard University. He is a director of New England Securities Corporation and Belco Oil & Gas Corp. Mr. Allison has been a director of the Company since 1996 and previously served on the Board from 1992 until 1993.

     Claude M. Ballard is a limited partner and consultant of The Goldman Sachs Group, L.P. He is a director of Bedford Property Investors and CBL & Associates, both real estate investment trusts. Mr. Ballard is also a Trustee of The Mutual Life Insurance Company of New York. Mr. Ballard has been a director of the Company since 1993.

     Allan J. Bloostein is President of Allan J. Bloostein Associates and serves as a consultant in retail and consumer goods marketing. Mr. Bloostein is a director of CVS Corporation, Smith Barney Zenix Income Fund Inc., Smith Barney Municipal High Income Fund Inc., Smith Barney Managed Municipals Portfolios I, Smith Barney Managed Municipals Portfolios II, Smith Barney Adjustable Rate Government Inc. Fund and as a Trustee of Smith Barney Special Income Portfolios and Smith Barney Special Equity Portfolios. Mr. Bloostein has been a director of the Company since 1992.

     Jerome A. Chazen is Chairman Emeritus of Liz Claiborne, Inc. Mr. Chazen has been a director of the Company since 1992.

     Thomas E. Dobrowski is Managing Director, Real Estate and Alternative Investments at General Motors Investment Management Corporation ("GMIMCo"). He is responsible for the General Motors pension funds' investments in real estate and oil and gas. Mr. Dobrowski serves as a director of GMIMCo, Manufactured Homes, Inc., Red Roof Inns, Inc., and Equity Office Properties Trust.

     S. Parker Gilbert is a director of ITT Industries, Inc. and Burlington Resources Inc. Mr. Gilbert has been a director of the Company since 1992.

     W. Allen Reed has been President and Chief Executive Officer of GMIMCo since July 1994 and is a Corporate Vice President of General Motors Corporation. He is responsible for investing the assets held by the General Motors U.S. and foreign pension plans, the U.S. savings plans, the assets of Motors Insurance Corporation, and the GM Foundation Fund. Until July 1994, he was Vice President and Treasurer of Hughes Electronics, a subsidiary of General Motors Corporation. He is a member of the Board of Directors of FLIR Systems, a publicly held electronics company, WEBS Fund, Inc., a registered investment company, and General Motors Acceptance Corporation. Mr. Reed has been a director of the Company since 1995.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held four meetings during 1997. The Board of Directors has three standing committees: a five-member Audit Committee; a four-member Compensation Committee; and a three-member Nominating Committee. During 1997, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees of the Board on which they served. Directors fulfill their responsibilities not only by attending Board and committee meetings, but also through consultation with the Chief Executive Officer and other members of management on matters that affect the Company.

     The Audit Committee is composed of Jerome A. Chazen, Chairman, Graham Allison, Claude M. Ballard, Allan J. Bloostein, and S. Parker Gilbert. The Audit Committee is responsible for overseeing and reviewing the audit results and monitoring the effectiveness of the Company's internal audit function. In addition, the Audit Committee recommends to the Board of Directors the appointment of the independent auditors. The Audit Committee met twice during 1997.

     The Compensation Committee of the Board of Directors is composed of S. Parker Gilbert, Chairman, Thomas E. Dobrowski, Jerome A. Chazen, and W. Allen Reed. The Compensation Committee of the Board's primary responsibility is establishing compensation and benefit policies with respect to the members of the Board of Directors. The Compensation Committee of the Board met one time during 1997.

     The Board's Nominating Committee consists of A. Alfred Taubman, S. Parker Gilbert, and W. Allen Reed. The Nominating Committee is responsible for advising and making recommendations to the Board of Directors on matters concerning the selection of candidates as nominees for election as directors in the event a vacancy arises on the Board of Directors. In recommending candidates to the Board, the Nominating Committee seeks individuals of proven competence who have demonstrated excellence in their chosen fields. The Nominating Committee does not have a procedure for shareholders to submit nominee recommendations. The Nominating Committee did not meet during 1997.

     The Compensation Committee of TRG reviews the compensation and employee benefit policies of TRG and the Manager, which provide all of the compensation of the Company's executive officers. Accordingly, it is TRG's Compensation Committee that gives its report on executive compensation in this Proxy Statement. The Compensation Committee of TRG met twice during 1997.

COMPENSATION OF DIRECTORS

     The Company and TRG pay Independent Directors an annual fee of $35,000, a meeting fee of $1,000 for each Board or committee or TRG committee meeting attended, and reimbursement for expenses incurred in attending meetings and as a result of other work performed for the Company or TRG. For 1997, the Company incurred costs of $230,000 relating to the services of Messrs. Allison, Ballard, Bloostein, Chazen, and Gilbert as directors of the Company.

     As part of its overall program of charitable giving, TRG maintains a charitable gift program for the Independent Directors. Under this charitable gift program, TRG matches an Independent Director's donation to one or more qualifying charitable organizations, up to an aggregate maximum amount of $10,000 per director per year. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to TRG. During 1997, TRG made three matching contributions in the total amount of $10,500.

CERTAIN TRANSACTIONS

     A. Alfred Taubman and certain of his affiliates receive various services from the Manager. For such services, Mr. A. Taubman and affiliates paid the Manager approximately $4.1 million in 1997.

     A. Alfred Taubman, Robert C. Larson, Robert S. Taubman, and William S. Taubman have financial interests in the buildings in which the Manager maintains its principal and New York City offices. During 1997, the Manager paid approximately $3.1 million in rent and operating expenses for such office space.

     During 1997, TRG acquired an option to purchase certain real estate on which TRG may develop a shopping center. A. Alfred Taubman, Robert S. Taubman, and William S. Taubman have a financial interest in the optionor. The option agreement requires option payments of $150,000 during each of the first five years, $400,000 in the sixth year, and $500,000 in the seventh year. If TRG exercises the option, the purchase price for the property will be between $5 million and $10 million, depending upon the year of purchase. While the optionor will have no interest in the shopping center itself, the optionor may participate in the proceeds from TRG's future sales of parcels adjacent to the shopping center.

     Independent committees of TRG's Partnership Committee review business transactions between TRG and the Manager and related parties to ensure that TRG's and the Manager's involvement in such transactions, including those described above, is on arm's length terms.

     In January 1998, the Manager paid Richard B. McGlinn, who had been the Company's and the Manager's Senior Vice President, Treasurer, and Chief Accounting Officer, $250,000 in exchange for his agreement not to compete with the Company, TRG, or the Manager prior to January 2, 1999.

     In June 1997, TRG guaranteed a short-term bank loan to Lisa A. Payne, the Company's and the Manager's Executive Vice President and Chief Financial Officer, in connection with her relocation to Michigan. The loan bears interest at the bank's prime rate and had an initial principal balance of $1.8 million. The guarantee was reduced in December 1997 to its current level of $200,000.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 1995, 1996, and 1997, information concerning the annual and long-term compensation for services in all capacities to the Company, TRG, and the Manager of those persons who during 1997 were (i) the chief executive officer and (ii) the other executive officers of the Company whose compensation is required to be disclosed pursuant to the rules of the Securities and Exchange Commission (the "Named Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                 LONG TERM COMPENSATION
                                                                                       AWARDS(2)
                                             ANNUAL COMPENSATION              ----------------------------
                                   ----------------------------------------                     NUMBER OF
                                                               OTHER ANNUAL     RESTRICTED        SHARES
    NAME AND PRINCIPAL              SALARY        BONUS        COMPENSATION   STOCK AWARDS(3)   UNDERLYING      ALL OTHER
         POSITION           YEAR     ($)           ($)             ($)              ($)         OPTIONS(4)    COMPENSATION
    ------------------      ----   --------      --------      ------------   ---------------   ----------   ---------------
Robert S. Taubman.........  1997   $778,842(5)   $468,750(6)       --            $979,028              0        $ 21,029(7)
President and Chief         1996    750,000       487,500(6)       --             829,534              0          20,026
Executive Officer           1995    750,000       300,375          --                   0        197,508          18,910
Robert C. Larson..........  1997   $519,237(5)         --          --                  --             --        $ 20,925(8)
Vice Chairman               1996    500,000            --          --                  --             --          19,935
                            1995    500,000            --          --                  --             --          18,835
Lisa A. Payne(9)..........  1997   $455,765      $321,875(6)       --            $361,054        100,828        $287,000(10)
Executive Vice                                                     --
President and Chief
Financial Officer
William S. Taubman........  1997   $385,958(5)   $244,625(6)       --            $361,054              0        $ 20,578(11)
Executive Vice              1996    350,000       236,250(6)       --             286,387              0          19,597
President                   1995    325,000       120,150          --                   0         79,004          18,492
Richard B. McGlinn(12)....  1997   $267,308(5)   $105,000(6)       --            $152,575              0        $ 20,498(13)
Senior Vice President,      1996    250,000        98,875(6)       --             118,505              0          19,282
Treasurer, and Chief        1995    240,000        93,603(6)       --                   0         17,776          18,098
Accounting Officer

---------------
 (1) The Company has no employees. All cash remuneration is paid by the Manager. The principal position shown for each Named Officer represents the individual's position with the Company and also with the Manager, except that Mr. Larson is an executive employee but is no longer the Vice Chairman of the Manager.

 (2) All information regarding long-term compensation awards reflects a split in Units of Partnership Interest in TRG as of September 30, 1997. Because of the one-for-one exchange ratio under the Company's Continuing Offer, each Unit of Partnership Interest is deemed to be equal in value to one share of the Company's Common Stock.

 (3) Awards are made under the Manager's Long-Term Performance Compensation Plan (the "Performance Plan") in respect of Notional (i.e., "phantom") Units of Partnership Interest, which are credited with TRG partnership distribution equivalents in the form of additional Notional Units as and when TRG makes distributions. Grants under the Performance Plan may be settled only in cash. Awards vest (and, unless deferred in accordance with the Performance Plan, are payable) on the third January 1 after the date of grant. Each award is contingent upon the Named Officer achieving at least his or her target performance for the year under the Manager's Senior Short Term Incentive Plan. In

     1996, the Named Officers received the following awards, which (except in the case of Mr. McGlinn's award) vest on January 1, 1999: Robert S. Taubman -- 82,953 Notional Units; William S. Taubman -- 28,639 Notional Units; and Richard B. McGlinn -- 11,850 Notional Units. With respect to 1997, the Named Officers received the following awards, which (except in the case of Mr. McGlinn's award) vest on January 1, 2000: Robert S. Taubman -- 76,041 Notional Units; Lisa A. Payne -- 28,043 Notional Units; William S. Taubman -- 28,043 Notional Units; and Richard B. McGlinn -- 11,850. At December 31, 1997, the Named Officers' aggregate holdings (including TRG partnership distribution equivalents that have been credited as additional Notional Units), and the value of such holdings based on the year-end value of the Common Stock, were as follows: Robert S. Taubman -- 178,759 Notional Units ($2,323,865); Lisa A. Payne -- 30,099 Notional Units ($391,288); William S.
     Taubman -- 63,636 Units ($827,273); and Richard B. McGlinn -- 26,597 Units ($345,759). Upon Mr. McGlinn's retirement as of January 2, 1998, his 1996 and 1997 grants vested, and he was paid a total of $345,759 in respect of such grants and accrued distribution equivalents. See "Long-Term Performance Compensation Plan" below for more information about the Performance Plan.

 (4) All Incentive Options were granted under the Incentive Option Plan with respect to Units of Partnership Interest exchangeable for an equal number of shares of Common Stock pursuant to the Continuing Offer.

 (5) 1997 salaries include one additional pay period compared with 1996 and 1995.

 (6) Bonus amount awarded under the Senior Short Term Incentive Plan.

 (7) Includes $13,092 contributed to the Manager's defined contribution plan (the "Retirement Savings Plan") on behalf of Mr. Robert S. Taubman and $7,937 accrued under the Manager's supplemental retirement savings plan (the "Supplemental Retirement Savings Plan").

 (8) Includes $13,092 contributed to the Retirement Savings Plan on behalf of Mr. Larson and $7,833 accrued under the Supplemental Retirement Savings Plan.

 (9) Ms. Payne joined the Company and the Manager in January 1997.

(10) Consists of relocation expenses paid to Ms. Payne during 1997 pursuant to the terms of her employment agreement.

(11) Includes $13,092 contributed to the Retirement Savings Plan on behalf of Mr. William S. Taubman and $7,486 accrued under the Supplemental Retirement Savings Plan.

(12) Mr. McGlinn retired from all positions with the Company and the Manager effective January 2, 1998.

(13) Includes $13,092 contributed to the Retirement Savings Plan on behalf of Mr. McGlinn and $7,406 accrued under the Supplemental Retirement Savings Plan.

SENIOR SHORT TERM INCENTIVE PLAN

     The Manager's officers and senior management receive part of their annual compensation pursuant to the Manager's Senior Short Term Incentive Plan (the "SSTIP"). Under the SSTIP, the actual amount awarded to a participant depends upon a review and assessment of the employee's, the Company's, TRG's, and the Manager's performance. Performance that meets expectations results in a bonus of approximately 100% of an employee's target amount. Performance beyond expectations may result in an employee receiving up to 150% of his target bonus. Performance below expectations results in a payment of less than the bonus target.

INCENTIVE OPTION PLAN

     TRG maintains the 1992 Incentive Option Plan for the employees of the Manager with respect to Units of Partnership Interest in TRG. Upon exercise, an option holder may (and it is anticipated that substantially all employees will) exchange each underlying Unit for one share of the Company's Common Stock under the Continuing Offer.

     The Manager makes periodic recommendations regarding grants to TRG's Compensation Committee, which then approves grants. The exercise price of each Incentive Option is equal to the fair market value of a Unit of Partnership Interest on the date of grant.

     Generally, an Incentive Option vests in one-third increments on each of the third, fourth, and fifth anniversaries of the date of grant, although TRG's Compensation Committee may allow an exercise at any time more than six months after the date of grant. If the optionee's employment terminates within the first three years for reasons other than death, disability, or retirement, the right to exercise the Incentive Option is forfeited. If the termination of employment is because of death, disability, or retirement, the Incentive Option may be exercised in full. Outstanding Incentive Options also vest in full upon the termination of the Manager's engagement by TRG, upon any "change in control" of TRG, or upon TRG's permanent dissolution. No Incentive Option may be exercised after ten years from the date of grant.

                        INCENTIVE OPTION GRANTS IN 1997

                          NUMBER OF UNITS
                          OF PARTNERSHIP        PERCENT OF
                             INTEREST          TOTAL OPTIONS      EXERCISE OR
                            UNDERLYING          GRANTED TO       BASE PRICE(2)                        GRANT DATE
          NAME           OPTION GRANTED(1)   EMPLOYEES IN 1997     ($/UNIT)      EXPIRATION DATE   PRESENT VALUE(3)
          ----           -----------------   -----------------   -------------   ---------------   ----------------
Lisa A. Payne...........      100,828             100%(4)           $13.14       March 15, 2007        $234,929

---------------
(1) As adjusted to reflect the September 1997 split in Units of Partnership Interest. Exchangeable for an equal number of shares of Common Stock under the Company's Continuing Offer.

(2) As adjusted to reflect the September 1997 split in Units of Partnership Interest.

(3) The Company used a binomial pricing model to determine this value. The estimated present value does not take into account the fact that the Incentive Option awarded to the Named Officer is not transferable and, unlike exchange traded options, must satisfy certain vesting requirements before it becomes exercisable. The calculation is based on the following assumptions: a volatility rate of 21%; a risk-free rate of return of 6.8%; and a dividend yield of 6.9%. The actual value upon exercise will depend on the excess of the fair market value of a Unit of Partnership Interest on the date of exercise over the exercise price (i.e., $13.14 per Unit). There is no assurance that an Incentive Option will vest or that the value realized will be at or near the value estimated by the binomial model. The estimated present value in the table does not provide any indication or assurance regarding the future value of the Company's Common Stock.

(4) As discussed under "Compensation Committee Report on Executive Compensation," the Incentive Option Plan has been replaced by the Performance Plan as the primary source of long-term compensation.

       AGGREGATED OPTION EXERCISES DURING 1997 AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                SHARES        VALUE          OPTIONS AT YEAR END              OPTIONS AT 12/31/97(1)
                              ACQUIRED ON    REALIZED    ----------------------------      ----------------------------
           NAME                EXERCISE        ($)       EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
           ----               -----------    --------    -----------    -------------      -----------    -------------
Robert S. Taubman.........         0            0         3,028,456        329,180         $5,565,117       $763,039
Robert C. Larson..........         0            0         1,013,874         52,670          1,858,682         43,716
Lisa A. Payne.............         0            0                 0        100,828                  0              0
Richard B. McGlinn(2).....         0            0            82,956              0            125,025              0
William S. Taubman........         0            0            95,462        177,102            148,738        557,637

---------------
(1) In accordance with the SEC's rules and based on the one-for-one exchange ratio under the Company's Continuing Offer, the difference between fair market value of Common Stock (and, therefore, Units of Partnership Interest) and the exercise price.

(2) Mr. McGlinn retired from all positions with the Company and the Manager effective January 2, 1998.

LONG-TERM PERFORMANCE COMPENSATION PLAN

     The Performance Plan was adopted by the Manager and approved by TRG's Compensation Committee (the "Committee") in 1996. Under the Performance Plan, each eligible participant is contingently granted Notional (i.e., "phantom") Units of Partnership Interest in TRG (a "Notional Unit Award"). The following March, the amount of the participant's Notional Unit Award is finally determined by his performance rating under the SSTIP for the year in which the grant was made. If the participant fails to achieve at least 100% of his SSTIP target, his Notional Unit Award is canceled. If the participant achieves exactly 100% of his SSTIP target, his Notional Unit Award will remain unchanged. If the participant achieves a rating of 130% or more in respect of his SSTIP target, his Notional Unit Award will be doubled, with proportionately smaller increases for ratings of 101% - 129%. The Notional Unit Award, when finally established, will be deemed to have been granted as of January 1 of the prior year.

     Notional Units are credited with TRG partnership distribution equivalents in the form of additional Notional Units as and when TRG pays distributions. When a grant under the Performance Plan vests, the Committee has discretion to award the participant additional Notional Units (up to a maximum of 40% of the initial grant amount) if the Committee determines that performance (of the participant, the Manager, or TRG) has been outstanding over the vesting period. Upon vesting, the value of the award under the Performance Plan (including distribution equivalents) will be paid to the participant in a lump sum, unless the participant elects to defer payment as provided in the plan.

     For each grant, a participant may make a one-time election to defer the payout date (the "Settlement Date") that would otherwise occur on the vesting date of such grant. The Settlement Date may be deferred for five years (unless employment terminates earlier) or, under certain circumstances, until age 62 or retirement. Any election by a participant to defer the Settlement Date for a grant must be made at least one year prior to the date on which such grant vests.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report has been provided by TRG's Compensation Committee.

     TRG owns, as its primary assets, interests in 25 regional shopping centers (the "Taubman Shopping Centers"), certain regional shopping center development projects, and approximately 99% of the Manager, which provides substantially all property management and leasing services for the Taubman Shopping Centers and provides development, acquisition, corporate, and administrative services for TRG and the Company.

     The Company does not have any paid employees. The cash compensation of the Named Officers is paid entirely by the Manager. TRG provides additional long-term incentive compensation through the TRG 1992 Incentive Option Plan. Accordingly, this report discusses the executive compensation policies of the Manager, and the compensation tables provided in this Proxy Statement disclose the compensation paid in accordance with those policies to the Company's Named Officers.

     TRG's Compensation Committee (the "Compensation Committee") consists of S. Parker Gilbert, Chairman, Jerome A. Chazen, W. Allen Reed, and Joseph F. Azrack. The Compensation Committee reviews and approves all of the policies under which compensation is paid to the Named Officers. The Compensation Committee met twice during 1997.

Revenue Reconciliation Act of 1993. Beginning in 1994, the Omnibus Reconciliation Act of 1993 (the "Act") limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation." This deduction limit does not affect the Company, which has no employees and pays no compensation, and does not apply to TRG or the Manager, neither of which is a publicly held corporation or an affiliate (as defined in the Act) of the Company.

Compensation Philosophy. The Manager has had a long-standing philosophy of targeting executive compensation at a level above the average of competitive practice. As part of this philosophy, the mix of compensation elements has emphasized variable, performance-based programs. As a result of this philosophy, the Manager has been successful at recruiting, retaining, and motivating executives who are highly talented, performance-focused, and entrepreneurial. The Compensation Committee has continued to apply this philosophy to its decisions on compensation matters. The independent compensation consultant retained by the Compensation Committee has compared the Manager's compensation practices with those of industry competitors and confirmed that the 1997 compensation of the Named Officers was consistent with the Manager's compensation philosophy.

     The Manager's compensation program for executive officers consists of the following key elements: annual compensation in the form of base salary, bonus compensation under the SSTIP, and long-term compensation under the Incentive Option Plan and the Performance Plan. The compensation of the Named Officers is determined based on their individual performance and the performance of the Company, TRG, and the Manager.

     The Committee determined, beginning in 1996, to replace Incentive Options with awards of Notional Units under the Performance Plan as the primary source of incentive compensation to the executive officers. Incentive Option grants will continue to be made in special situations, such as upon hiring a new executive officer.

Base Salaries. Base salaries for the Manager's executive officers are generally targeted at a level above the average for executives of industry competitors. The salaries of the Named Officers are reviewed and approved by the Compensation Committee based on its subjective assessment of each executive's experience and performance and a comparison to salaries of senior management of industry competitors.

TRG Incentive Option Plan. During 1997, the Compensation Committee made one Incentive Option grant to Lisa A. Payne pursuant to her employment agreement with the Manager. The Committee expects that grants under the Incentive Option Plan will be made only under special circumstances and that the objectives of the Incentive Option Plan will be accomplished through awards under the Performance Plan.

Performance Plan. In 1997, the Compensation Committee made grants of Notional Unit Awards under the Performance Plan to four of the five Named Officers, including the CEO, as shown in the Summary Compensation Table.

Compensation of Chief Executive Officer. Robert S. Taubman's base salary for 1997 was at an annual rate of $750,000, which has not increased since prior to the Company's initial public offering in 1992. Mr. Taubman's performance evaluation is based 25% on the Compensation Committee's evaluation of his individual performance and 75% on the Compensation Committee's evaluation of the performance of the Company, TRG, and the Manager, which includes the consideration of objective and subjective criteria. Based on that evaluation and the report of the independent consultant, the Compensation Committee confirmed that Mr. Taubman's base salary, his bonus under the SSTIP for 1997 in the amount of $468,750, and his incentive compensation under the Performance Plan, as set forth in the Summary Compensation Table, were consistent with the Manager's compensation philosophy.

                           THE COMPENSATION COMMITTEE

                          S. Parker Gilbert, Chairman
                                Joseph F. Azrack
                                Jerome A. Chazen
                                 W. Allen Reed

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth the cumulative total returns on a $100 investment in each of the Company's Common Stock, the S&P Composite -- 500 Stock Index, and the NAREIT Equity Retail REIT Index for the period December 31, 1992 through December 31, 1997 (assuming, in all cases, the reinvestment of dividends).

                           CUMULATIVE TOTAL RETURNS:
   TAUBMAN CENTERS, INC., NAREIT EQUITY RETAIL REIT INDEX, AND S&P 500 INDEX

                                                                         NAREIT
               MEASUREMENT PERIOD                     TAUBMAN        EQUITY RETAIL       S & P 500
             (FISCAL YEAR COVERED)                 CENTERS, INC.       REIT INDEX          INDEX
12/31/92                                                    100.00            100.00            100.00
12/31/93                                                    105.20            107.89            110.06
12/31/94                                                     95.65            111.09            111.48
12/31/95                                                    107.49            116.76            153.36
12/31/96                                                    150.79            156.35            188.57
12/31/97                                                    162.99            182.86            251.49

     Please note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN EMPLOYMENT ARRANGEMENTS

     TRG's Compensation Committee agreed in 1994 that if Mr. Larson's employment with the Manager is terminated for any reason other than death or disability, any unvested Incentive Options held by Mr. Larson will vest immediately and, together with any other vested Options, may be exercised at any time during the remainder of the ten-year term of such Options. Mr. Larson has agreed that, in the event of his termination of employment, (i) he will not exercise any of his Incentive Options until such date as the Options otherwise would have become exercisable and (ii) if, prior to the date upon which Mr. Larson may exercise an Option pursuant to the preceding clause, Mr. Larson violates the non-compete provisions of TRG's partnership agreement, he will forfeit any such Options that are not then exercisable pursuant to the preceding clause.

     In January 1997, the Manager entered into a three-year agreement with Lisa
A. Payne regarding her employment as an Executive Vice President and the Chief Financial Officer of the Manager and her service to the Company in the same capacities. Beginning on the second anniversary of Ms. Payne's commencement of employment with the Manager, and on each anniversary thereafter, the agreement will automatically be extended an additional year unless, prior to such anniversary, one of the parties gives written notice to the other that the agreement is not to be so extended. The employment agreement provides for an annual base salary of not less than $500,000, to be reviewed annually. The agreement also provides for Ms. Payne's participation in the Manager's SSTIP, with a target award of $250,000, a maximum annual award of $375,000, and for 1997 a minimum award of $250,000. The agreement also provides for a grant to Ms. Payne of 14,320 Notional Units of Partnership Interest under the Manager's Performance Plan and Incentive Options to purchase 100,828 Units of Partnership Interest under TRG's 1992 Incentive Option Plan. Under the agreement, the Manager paid Ms. Payne $287,000 for certain relocation expenses.

     In 1997, the Manager and Mr. McGlinn entered into an agreement with respect to his continued employment during 1997 and his retirement as of January 2, 1998. Under the agreement, Mr. McGlinn was assured a minimum bonus under the SSTIP of $105,000 and an award under the Performance Plan of not less than 11,850 Notional Units (and distribution equivalents on such award credited from January 1, 1997) with respect to 1997. On January 2, 1998, the Manager paid Mr. McGlinn $165,351 with respect to his 1997 grant and $180,408 with respect to his 1996 grant under the Performance Plan.

          ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Deloitte & Touche LLP as the independent auditors to audit the financial statements of the Company for 1998. The Board of Directors recommends that the shareholders vote FOR the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1998. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the annual meeting.

     The Company expects that representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects that such representatives of Deloitte & Touche LLP will be available to respond to appropriate questions addressed to the officer presiding at the meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be determined by the shareholders at the annual meeting; however, if any other matter is properly brought before the meeting, the proxies named in the enclosed Proxy intend to vote in accordance with the Board's recommendation or, if there is no recommendation, in their own discretion.

                          COSTS OF PROXY SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                             ADDITIONAL INFORMATION

PRESENTATION OF SHAREHOLDER PROPOSALS AT 1999 ANNUAL MEETING

     Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 1999 must be received by the Company at 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200 by the close of business on December 1, 1998.

ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1997, including financial statements audited by Deloitte & Touche LLP, independent accountants, and their reports dated February 18, 1998, is being furnished with this Proxy Statement. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE COMPANY'S EXECUTIVE OFFICES: TAUBMAN CENTERS INVESTOR SERVICES, 200 EAST LONG LAKE ROAD, SUITE 300, P.O. BOX 200, BLOOMFIELD HILLS, MICHIGAN 48303-0200.

     Please complete the enclosed Proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By Order of the Board of Directors,

                                          A. Alfred Taubman
                                          Chairman of the Board

March 31, 1998

PROXY


                            TAUBMAN CENTERS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ANNUAL MEETING OF SHAREHOLDERS - MAY 14, 1998

  The undersigned appoints each of Robert S. Taubman, Robert C. Larson, and Lisa
A. Payne, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Taubman Centers, Inc. on Thursday, May 14, 1998, and at any adjournment, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1) AND (2) IF NO INSTRUCTION IS PROVIDED.

  If more than one of the above named individuals shall be present in person or by substitution at such meeting or at any adjournment, the majority of said individuals so present and voting, either in person or by substitution, shall exercise all of the powers given. The undersigned revokes any proxy previously given to vote at such meeting.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX
ON REVERSE SIDE


                                                                         (Continued and to be SIGNED and dated on the reverse side.)
---------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                    /\ FOLD AND DETACH HERE /\

                                                                                                                Please mark [X]
                                                                                                                your vote as
                                                                                                                indicated in
                                                                                                                the is example

THE BOARD OF DIRECTORS RECOMMENDS       FOR  WITHHOLD
A VOTE FOR ITEMS 1 AND 2.                    AUTHORITY
                                            to vote for
                                            all Nominees
                                                                                                                FOR  AGAINST ABSTAIN
1.  ELECTION OF DIRECTORS               [ ]      [ ]                   2.  RATIFICATION OF INDEPENDENT AUDITORS [ ]     [ ]     [ ]
    (Nominees: Allan J. Bloostein,                                         Ratification of the selection of
    Jerome A. Chazen,                                                      Deloitte & Touche LLP as independent
    and S. Parker Gilbert)                                                 auditors for 1998.
                                        ---------------------------
    WITHHOLD AUTHORITY to vote for
    Nominee(s) named to the right       ---------------------------


                                                                                                                 Address Change [ ]

SIGNATURE                                                               DATED:                              , 1998
         -----------------------------------------------------------          ------------------------------
Please sign exactly as name appears above.   When shares are held by joint tenants, both should sign.  When signing as Attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by an authorized person.
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